UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 6, 2014

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, Edgar S. Woolard, Jr., was appointed to the Registrant’s Board of Directors.

Upon his appointment to the Board, pursuant to the Registrant’s 2006 Stock Option Plan For Non-Employee Directors, Mr. Woolard was granted options to purchase 25,000 shares of the Registrant’s common stock at an exercise price of $0.97 per share (the fair market value on the date of grant), which options shall vest one-third per year, the first third to vest one year following the date of grant, and be exercisable for seven years from the date of grant.

In accordance with the Registrant’s director compensation policy, Mr. Woolard will receive an annual retainer of $40,000 payable quarterly in advance.  He will also be eligible for committee fees, but the Board of Directors has not yet determined on which of its committees Mr. Woolard will serve.

There are no arrangements or understandings between Mr. Woolard and any other person pursuant to which Mr. Woolard was elected as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of November, 2014.

ACORN ENERGY, INC.

By:	/s/Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer